Exhibit 99.1

                                                                     NEWS
FOR RELEASE: March 27, 2009

Charter Communications Commences Previously Announced
Pre-Arranged Financial Restructuring

Company’s debt expected to be reduced by approximately $8 billion; includes $3 billion refinancing and new equity capital

Operations to continue as usual under Pre-Arranged Plan

Trade creditors to be paid in full under Pre-Arranged Plan

St. Louis, MO – Charter Communications, Inc. (NASDAQ: CHTR) and its subsidiaries (“Charter” or the “Company”) today commenced the next phase of its previously announced financial restructuring, which is expected to reduce the Company’s debt by approximately $8 billion.  As announced on February 12, 2009, the Company reached agreements-in-principle with members of a committee of certain of the Company’s debt holders (collectively, the “Bondholder Committee”).  These agreements-in-principle contemplate the investment by members of the Bondholder Committee of more than $3 billion, including up to $2 billion in equity proceeds, $1.2 billion in roll-over debt and $267 million in new debt to support the overall refinancing. Charter expects the proposed restructuring to position the Company to generate positive free cash flow through significant interest expense reductions.  The Company has been working closely with the Bondholder Committee to finalize a pre-arranged plan of reorganization and related documents and agreements based upon the agreements-in-principle (the “Pre-Arranged Plan”).

Consistent with the terms of the agreements-in-principle, Charter today filed its Pre-Arranged Plan and Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York.  Charter’s Pre-Arranged Plan is supported by Paul G. Allen and affiliates of Paul G. Allen and by the Bondholder Committee consisting of (a) parties holding approximately 73% in principal amount of the 11.00% Senior Secured Notes due 2015 of CCH I, LLC and (b) parties holding approximately 52% in principal amount of the 10.25% Senior Notes due 2010 and 2013 of CCH II, LLC.  As previously announced, Paul G. Allen will continue as an investor, and will retain the largest voting interest in the Company.  The Pre-Arranged Plan calls for the reinstatement of the current debt of Company subsidiaries CCO Holdings, LLC and Charter Communications Operating, LLC.  The Company has paid, and intends to continue to pay, on a current basis in accordance with existing terms on the secured debt.  The unsecured notes at CCO Holdings, LLC will continue to accrue interest that will be paid upon emergence.

“The financial restructuring is good news for Charter and our customers and, if approved, will result in Charter being better positioned to deliver the products and services our customers demand now and in the future,” said Neil Smit, President and Chief Executive Officer.  “The support of our bondholders and their new investment in Charter also underscores their confidence in our company and business.  Charter’s operations are strong, and throughout this process, we will continue serving our customers as usual.  We look forward to an expeditious restructuring, and once completed, we believe that Charter will be a stronger company.”

Charter expects that cash on hand and cash from operating activities will be adequate to fund its projected cash needs as it proceeds with its financial restructuring and therefore does not intend to seek debtor-in-possession (DIP) financing.

In conjunction with today’s filing, the Company also filed a variety of customary motions to continue to support its employees, customers and vendors during the financial restructuring process.  The Company has filed motions seeking permission to continue employee wage and benefits programs and honor current customer programs without interruption, and to pay trade creditor balances and fees to Local Franchise Authorities incurred before and after the filing in full and in the normal course.

Charter has retained Kirkland & Ellis LLP as legal counsel, Lazard as financial advisor and AlixPartners LLP as restructuring advisor.

The Bondholder Committee is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP as legal counsel, and its financial advisors are Houlihan Lokey Howard & Zukin Capital, Inc. and UBS Securities LLC.

Charter also appointed Gregory L. Doody as its Chief Restructuring Officer.  In this role, Mr. Doody will help oversee the financial restructuring process, thereby minimizing the impact of the restructuring process on Charter’s day-to-day operations.  He has led successful in-court and out-of-court restructurings, including Calpine Corporation and HealthSouth Corporation.

On March 16, 2009, Charter Communications, Inc. filed its Annual Report on Form 10-K with the Securities and Exchange Commission, which contained a going concern modification to the audit opinion from its independent registered public accounting firm.  Further details are available in the Company’s 10-K.

The Company’s principal Chapter 11 petition has been assigned case number 09-11435.  Additional information about Charter’s restructuring, including the disclosure statement describing the Pre-Arranged Plan and the terms of the committed and optional investments by members of the Bondholder Committee, is available at the Company’s website www.charter.com.  You may also receive information from the Company’s restructuring information line, 800-419-3922.  For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/charter.

This release is not intended as a solicitation for a vote on the Pre-Arranged Plan.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable(R) video entertainment programming, Charter High-Speed(R) Internet access, and Charter Telephone(R). Charter Business(TM) similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "plans," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2008 and our most recent annual report on Form 10-K, and include, but are not limited to:

•	the completion of the Company's restructuring including the outcome and impact on our business of the proceedings under Chapter 11 of the Bankruptcy Code;
•
the ability of the Company to satisfy closing conditions under the agreements-in-principle and Pre-Arranged Plan and related documents and to have the Pre-Arranged Plan confirmed by the bankruptcy court;

•
the availability of and access to, in general, funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;
•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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Contacts:

Media:
Anita Lamont, 314-543-2215
Charter Communications, Inc.

Andy Brimmer / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

or

Analysts:
Mary Jo Moehle, 314-543-2397
Charter Communications, Inc.